UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

________________

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1670 Highway 160 West – Suite 205, Fort Mill, SC  29708

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (973) 691-2000

Not Applicable

(Former name or former address, if changes since last report.)

________________

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 29, 2024, Catheter Precision, Inc., a Delaware corporation (the “Company”), entered into a waiver agreement with the Jenkins Family Charitable Institute, a family charitable entity (the “Institute”), which provided that the beneficial ownership limitation contained in pre-funded warrants held by the Institute was waived by the parties.  Prior to the waiver, the Institute was prohibited from exercising the pre-funded warrants in full because they contained a beneficial ownership limitation that prevented the Institute from exercising them to the extent that its beneficial ownership of Company common stock would exceed 9.99%.  Following the waiver, the Institute exercised its pre-funded warrants in full to acquire an additional 235,000 shares of Company common stock for aggregate additional consideration of $23.50, bringing its beneficial ownership of Company common stock to 6.32%.  The trustee of the Institute is the daughter of David Jenkins, the Company’s Chairman of the Board and Chief Executive Officer, and the waiver and the waiver agreement were approved in advance by the Company’s Board Audit Committee.  A copy of the waiver agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Waiver Agreement dated October 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: October 30, 2024	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer and Secretary

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